UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.,

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, the board of directors (the “Board”) of Everspin Technologies, Inc. (the “Company”) elected each of Tara Long and Glen Hawk as a member of the Board, effective immediately. The Board has also appointed Ms. Long to serve on its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, and appointed Mr. Hawk to serve on its Audit Committee and Compensation Committee, effective immediately.

There is no arrangement or understanding between Ms. Long and any other person pursuant to which she was selected as a director, and there is no arrangement or understanding between Mr. Hawk and any other person pursuant to which he was selected as a director. Neither Ms. Long nor Mr. Hawk have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In connection with their election to the Board, Ms. Long and Mr. Hawk will each be granted an initial restricted stock unit (“RSU”) award with a grant value of $250,000, which will vest 50% on each of the first and second anniversary from the date of grant. Ms. Long and Mr. Hawk will each also receive an annual cash retainer of $55,000 for their service on the Board and, starting in 2023, an annual RSU award with a grant value of $125,000, which will vest monthly over one year from the date of grant.

The Company will enter into its standard indemnification agreement and standard non-disclosure agreement with each of Ms. Long and Mr. Hawk.

Additionally, on March 28, 2022, Michael B. Gustafson informed the Company of his decision not to stand for re-election to the Board at the Company's 2022 annual meeting of stockholders currently expected to be scheduled for May 25, 2022. The decision by Mr. Gustafson to transition from the Board is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: March 31, 2022

	By:	/s/ Anuj Aggarwal
Anuj Aggarwal
Chief Financial Officer